UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 27, 2011

Date of Report (date of earliest event reported)

DRUGSTORE.COM, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-26137	04-3416255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

411 108th Ave. NE, Suite 1400

Bellevue, Washington 98004

(Address of principal executive offices)

(425) 372-3200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, drugstore.com, inc. (“drugstore.com,” “we” or the “Company”) entered into an Agreement and Plan of Merger with Walgreen Co. (“Walgreens”), and Dover Subsidiary, Inc. (“Merger Sub”), a wholly-owned subsidiary of Walgreens, pursuant to which Merger Sub will merge with and into drugstore.com with drugstore.com surviving as a wholly-owned subsidiary of Walgreens. On April 29, 2011, we filed a definitive proxy statement describing the proposed merger with the Securities and Exchange Commission.

Seven purported class action lawsuits have been filed against drugstore.com, its directors, Walgreens, and in some cases, Merger Sub, in connection with the merger: Grodko v. drugstore.com, inc. et al., Case No. 6315-36696222, Halberstam v. drugstore.com, inc. et al., Case No. 6328-36765633 and Chopp v. drugstore.com, inc. et al., Case No. 6365-36992506, which were filed on March 25, 2011, March 30, 2011 and April 12, 2011, respectively, in the Court of Chancery in the State of Delaware (collectively we refer to these lawsuits as the “Delaware Lawsuits”); and Hurlin v. drugstore.com, inc. et al., Case No. 11-2-11261-6 SEA, Cohen v. drugstore.com, Inc. et al., Case No. 11-2-11661-1 SEA, Crandall v. drugstore.com, inc. et al., Case No. 11-2-12508-4 SEA and Powers v. drugstore.com, inc. et al., Case No. 11-2-12447-9 SEA, which were filed on March 25, 2011, March 29, 2011, April 4, 2011 and April 4, 2011, respectively, in the Superior Court of the State of Washington, County of King (collectively we refer to these lawsuits as the “Washington Lawsuits”).

On May 2, 2011, the Washington court entered an order consolidating the Washington Lawsuits. That same day, plaintiff Nicholas Hurlin filed an Amended Complaint for Breach of Fiduciary Duty (the “Amended Complaint”) in his Washington Lawsuit. The Amended Complaint, similar to the prior Washington complaints, generally alleges that the directors breached their fiduciary duties of care, loyalty, good faith, fair dealing, and full disclosure. The Amended Complaint also contains new factual allegations concerning purportedly deficient disclosures and material omissions in drugstore.com’s preliminary proxy filed on April 14, 2011. The Amended Complaint, similar to the prior complaints, also generally alleges that drugstore.com and Walgreens aided and abetted the directors’ alleged breaches of fiduciary duties.

Also on May 2, 2011, plaintiffs in the Delaware Lawsuits filed a Verified Consolidated Amended Class Action Complaint (which we refer to as the “Consolidated Amended Complaint”). The Consolidated Amended Complaint, similar to the prior Delaware complaints, generally alleges that the directors breached their fiduciary duties of care, loyalty, good faith, fair dealing, and full disclosure. The Consolidated Amended Complaint also contains new factual allegations concerning purportedly deficient disclosures and material omissions in drugstore.com’s definitive proxy filed on April 29, 2011. The Consolidated Amended Complaint also alleges that all defendants aided and abetted the directors’ alleged breaches of fiduciary duties. On May 27, 2011, we, Walgreens, Merger Sub, and the plaintiffs in the Delaware Lawsuits and the Washington Lawsuits reached an agreement in principle providing for the settlement and dismissal, with prejudice, of all lawsuits filed in connection with the merger. Pursuant to that agreement, we agreed to make certain supplemental disclosures regarding the proposed merger and filed a supplement (the “supplement”) to our definitive proxy statement on May 27, 2011.

A copy of the supplement to our definitive proxy statement is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The foregoing description of the settlement of the Delaware Lawsuits and Washington Lawsuits is qualified in its entirety by reference to the summary thereof set forth in the supplement.

Additional Information and Where to Find It

In connection with the proposed merger, the Company filed its definitive proxy statement and a form of proxy on Schedule 14A on April 29, 2011 and other related materials with the SEC. The definitive proxy statement and proxy were first mailed to stockholders of the Company on or about May 3, 2011. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ALL RELATED SUPPLEMENTS AND AMENDMENTS (IF ANY AND WHEN THEY BECOME AVAILABLE) AND ALL OTHER RELATED MATERIALS CAREFULLY BECAUSE THEY CONTAIN (AND WILL CONTAIN) IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER AND RELATED MATTERS. Investors and stockholders of the Company will be able to obtain, without charge, a copy of the proxy statement, the supplement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Investors and stockholders of the Company will also be able to obtain, without charge, a copy of the proxy statement, this supplement and other relevant documents (when available) by requesting them in writing from drugstore.com, inc., Attn: Corporate Secretary, 411 108th Avenue NE, Suite 1400, Bellevue, Washington 98004.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in Amendment No. 1 to the Company’s Annual Report on Form 10-K/A, which was filed with the SEC on May 2, 2011, in the definitive proxy statement relating to the proposed merger, and in other filings with the SEC made by the Company. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1 — Proxy Statement Supplement, dated May 27, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRUGSTORE.COM, INC.

Date: May 27, 2011	By:	/s/ Yukio Morikubo
Name: Yukio Morikubo
Title: Vice President, Strategy and General Counsel